Exhibit 99.1

November 9, 2026

RAVE Restaurant Group, Inc. Reports First Quarter 2027 Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the first quarter of fiscal 2027 ended September 27, 2026.

First Quarter Highlights:

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The Company recorded net income of $0.7 million for the first quarter of fiscal 2027, a 3.1% increase from the same period of the prior year.

•
Income before taxes increased by 3.4% to $0.9 million for the first quarter of fiscal 2027 compared to the same period of the prior year.

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Total revenue increased by $0.1 million to $3.3 million for the first quarter of fiscal 2027 compared to the same period of the prior year, a 3.4% increase.

•
Adjusted EBITDA was $0.8 million for the first quarter of fiscal 2027, unchanged from the same period of the prior year.

•
On a fully diluted basis, net income per share was $0.05 for the first quarter of fiscal 2027, unchanged from the same period of the prior year.

•
Pizza Inn domestic comparable store retail sales decreased 4.2% in the first quarter of fiscal 2027 compared to the same period of the prior year. First quarter prior year comparable sales increased 8.1%.

•
Pie Five domestic comparable store retail sales decreased 18.2% in the first quarter of fiscal 2027 compared to the same period of the prior year. First quarter prior year comparable sales decreased 9.1%.

•
Cash and short-term investments totaled $14.8 million on September 27, 2026.

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Pizza Inn domestic unit count finished the quarter at 86, including 81 buffet locations.

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Pizza Inn international unit count finished the quarter at 18.

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Pie Five domestic unit count finished the quarter at 13.

“The first quarter did not meet our expectations as we faced a challenging macroeconomic pressures and lapping high comparable store sales of +8.1% at Pizza Inn in the first fiscal quarter of the prior year when we rolled out a value promotion centered around an eight dollar buffet at some Pizza Inn restaurants” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc.

Solano added, “And while we are not satisfied with the comparable store sales results at either Pie Five or Pizza Inn in the first quarter, we maintain confidence in our long-term strategy and have initiatives in place designed to sequentially improve Pizza Inn comparable store and total sales moving forward. We are excited about the product innovation coming in December and have earmarked advertising dollars to support the new product with a media campaign. Additionally, Pizza Inn continues to add net buffet store count with the successful opening in Gilbert, South Carolina during the first quarter and has opened a buffet location early in the second quarter in Warner Robins, Georgia. However, due to recent events with the multi-brand operator, we no longer anticipate any of the five new restaurants of the ten-unit development deal reported in the September 24, 2026 earnings release to open this fiscal year.”

Chief Financial Officer Jay Rooney added, “We continued to generate cash and further strengthened our balance sheet in the first quarter of fiscal year 2027. Cash generated from operating activities exceeded $1.1 million, helping build our combined cash and short-term asset balance to over $14.8 million at the end of the quarter. With no debt, a $2.9 million deferred tax asset, and a high level of liquidity we have built solid current financial strength and have given ourselves flexibility for the future.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for their financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying consolidated financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve current judgments about future events and performance, including statements regarding our optimism that current positive trends will continue, our ability to continue to successfully open new restaurant locations, our belief that we are well positioned for continued profitability, the strength of our development pipeline, as well as future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

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About RAVE Restaurant Group, Inc.
Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. The Pizza Inn experience is unlike your typical buffet. Since 1958, Pizza Inn's house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America's favorite hometown pizza place. These, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five's craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainn and @piefivepizza.

Contact:

Investor Relations
RAVE Restaurant Group, Inc.

469-384-5000

RAVE RESTAURANT GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share amounts)

(Unaudited)

	Three Months Ended
	September 27,	September 28,
	2026	2025
REVENUES	$3,322	$3,213

COSTS AND EXPENSES
General and administrative expenses	1,418	1,378
Franchise expenses	1,106	1,037
Provision (recovery) for credit losses	(2)	4
Depreciation and amortization expense	40	42
Total costs and expenses	2,562	2,461
OPERATING INCOME	760	752
Interest income	117	91
Other income	3	8
INCOME BEFORE TAXES	880	851
Income tax expense	215	206
NET INCOME	$665	$645

INCOME PER SHARE OF COMMON STOCK
Basic	$0.05	$0.05
Diluted	$0.05	$0.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	14,212	14,212
Diluted	14,422	14,277

RAVE RESTAURANT GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

(Unaudited)

	September 27,	June 28,
	2026	2026
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,227	$1,123
Short-term investments	13,603	12,487
Accounts receivable, less allowance for credit losses of $28 and $30, respectively	1,039	1,446
Notes receivable, current	37	37
Assets held for sale	31	33
Deferred contract charges, current	25	24
Prepaid expenses and other current assets	559	613
Total current assets	16,521	15,763

LONG-TERM ASSETS
Property and equipment, net	92	101
Operating lease right-of-use assets, net	96	177
Intangible assets definite-lived, net	88	100
Notes receivable, net of current portion	36	41
Deferred tax asset, net	2,923	3,103
Deferred contract charges, net of current portion	291	251
Total assets	$20,047	$19,536

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$184	$203
Accrued expenses	1,126	933
Operating lease liabilities, current	100	193
Deferred revenues, current	72	364
Total current liabilities	1,482	1,693

LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	11	12
Deferred revenues, net of current portion	523	501
Total liabilities	2,016	2,206

COMMITMENTS AND CONTINGENCIES (SEE NOTE C)

SHAREHOLDERS' EQUITY
Common stock, $0.01 par value; authorized 26,000,000 shares; issued 25,647,171 and 25,647,171 shares, respectively; outstanding 14,211,566 and 14,211,566 shares, respectively	256	256
Additional paid-in capital	37,850	37,814
Retained earnings	11,157	10,492
Treasury stock, at cost
Shares in treasury: 11,435,605 and 11,435,605 respectively	(31,232)	(31,232)
Total shareholders' equity	18,031	17,330

Total liabilities and shareholders' equity	$20,047	$19,536

RAVE RESTAURANT GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(Unaudited)

	Three Months Ended
	September 27,	September 28,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$665	$645
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of discount on short-term investment	(101)	(75)
Stock-based compensation expense	36	38
Depreciation and amortization	20	21
Amortization of operating lease right-of-use assets	81	76
Amortization of definite-lived intangible assets	20	21
Non-cash lease expense	1	5
Provision (recovery) for credit losses	(2)	4
Deferred income tax	180	175
Changes in operating assets and liabilities:
Accounts receivable	409	86
Notes receivable	5	11
Deferred contract charges	(41)	(8)
Prepaid expenses and other current assets	54	(151)
Accounts payable - trade	(19)	79
Accrued expenses	193	1
Operating lease liabilities	(95)	(96)
Deferred revenues	(270)	(224)
Cash provided by operating activities	1,136	608

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(5,304)	(4,300)
Maturities of short-term investments	4,289	2,240
Purchase of assets held for sale	-	(4)
Proceeds from sale of assets held for sale	2	2
Purchase of definite-lived intangible assets	(8)	-
Purchase of property and equipment	(11)	(8)
Cash used in investing activities	(1,032)	(2,070)

Net increase (decrease) in cash and cash equivalents	104	(1,462)
Cash and cash equivalents, beginning of period	1,123	2,859
Cash and cash equivalents, end of period	$1,227	$1,397

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Franchise and state income taxes, net of refunds	$33	$67
Federal income taxes, net of refunds	$-	$-

RAVE RESTAURANT GROUP, INC.

ADJUSTED EBITDA
(In thousands)

(Unaudited)

	Three Months Ended
	September 27,	September 28,
	2026	2025
Net income	$665	$645
Interest income	(117)	(91)
Income taxes	215	206
Depreciation and amortization	40	42
EBITDA	$803	$802
Stock-based compensation expense	36	38
Franchisee default and closed store revenue	(5)	(10)
Adjusted EBITDA	$834	$830